Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Good Quarterly Revenues and Profits

July 22, 2025, Bellevue, Washington – “PACCAR achieved good revenues and net income in the second quarter of 2025,” said Preston Feight, chief executive officer. “Peterbilt, Kenworth and DAF delivered good results, PACCAR Parts delivered record quarterly revenue and strong profits, and PACCAR Financial Services achieved very good results. I am very proud of our employees and dealers who delivered outstanding trucks and transportation solutions to our customers.”

PACCAR earned net income of $723.8 million ($1.37 per diluted share) in the second quarter compared to $1.12 billion ($2.13 per diluted share) earned in the same period last year. Second quarter net sales and financial services revenues were $7.51 billion, compared to $8.77 billion achieved in the second quarter of 2024.

Net income in the first half of 2025, including the $264.5 million after tax non-recurring charge related to civil litigation in Europe, was $1.23 billion ($2.33 per diluted share). PACCAR achieved adjusted net income (non-GAAP)1 of $1.49 billion ($2.83 per diluted share) in the first half. Net sales and financial services revenues for the first six months of 2025 were $14.95 billion.

Feight added, “The truck industry continues to be in an exciting and dynamic time. PACCAR’s investments in new trucks such as DAF’s 2025 truck range, advanced manufacturing, and technology-enabled aftermarket solutions, will support customers’ and the company’s growth. The North American truck market is being affected by economic conditions, the uncertain impact of tariffs, and a soft truckload market. Customer demand in the less-than-truckload and vocational segments, including construction, is good.”

Financial Highlights – Second Quarter 2025

Highlights of PACCAR’s financial results for the second quarter of 2025 include:

•
Consolidated net sales and revenues of $7.51 billion.
•
Consolidated net income of $723.8 million.
•
Global truck deliveries of 39,300 units.
•
Record PACCAR Parts revenues of $1.72 billion.
•
PACCAR Parts pre-tax income of $416.5 million.
•
PACCAR Financial Services pre-tax income of $123.2 million.
•
Capital investments of $226.8 million and R&D expenses of $112.9 million.
•
Cash generated from operations of $833.4 million.
•
Stockholders’ equity of $18.94 billion.

_________________

1 See attached supplementary information on non-GAAP financial measures.

Financial Highlights – First Half 2025

Highlights of PACCAR’s financial results for the first six months of 2025 include:

•
Consolidated net sales and revenues of $14.95 billion.
•
Consolidated net income of $1.23 billion and adjusted net income of $1.49 billion.
•
Capital investments of $398.7 million and R&D expenses of $228.3 million.
•
PACCAR Parts pre-tax income of $843.0 million.
•
PACCAR Financial Services pre-tax income of $244.3 million.
•
Cash generated from operations of $1.74 billion.

Kenworth T680 Truck

Global Truck Markets

U.S. and Canada Class 8 truck industry retail sales are estimated to be in a range of 230,000-260,000 trucks in 2025. Kenworth and Peterbilt achieved 30.4% market share in the first six months of this year. “Kenworth and Peterbilt’s industry-leading trucks provide customers with premium quality and low total cost of ownership,” said Kevin Baney, PACCAR executive vice president. “PACCAR produces over 90% of its trucks for U.S. customers in its Ohio, Texas, and Washington State factories. PACCAR is expanding its Mississippi engine factory by constructing a $35 million, 50,000 square foot engine remanufacturing facility.”

PACCAR Engine Remanufacturing Facility in Columbus, MS

European truck industry registrations in the above 16-tonne segment are estimated to be in a range of 270,000-300,000 vehicles this year. “DAF trucks are delivering the highest fuel efficiency and best-in-class driver comfort in the industry due to their innovative, aerodynamic design,” shared Harald Seidel, DAF president. “DAF introduced its 2025 model year trucks, which include a new turbo system and engine valve timing, predictive cruise control and enhanced aerodynamics. DAF has increased the industry-leading fuel efficiency of its trucks by three percent.”

DAF XG Truck

The South American above 16-tonne truck market is estimated to be in the range of 90,000-100,000 units this year. “Brasilian customers appreciate DAF’s industry-leading product quality, complemented by its outstanding aftermarket support including PACCAR Parts, PACCAR Financial Services and DAF’s premium dealerships,” said Mike Dozier, PACCAR executive vice president.

PACCAR Parts Achieves Record Quarterly Revenues and Excellent Profits

PACCAR Parts earned excellent quarterly pre-tax income of $416.5 million in the second quarter of 2025, compared to $413.8 million earned in the same period last year. PACCAR Parts achieved record quarterly revenues of $1.72 billion in the second quarter, compared to $1.66 billion reported in the same period last year. PACCAR Parts first half 2025 revenues were $3.41 billion, compared to $3.34 billion in the same period last year. PACCAR Parts achieved pre-tax profit of $843.0 million in the first six months of 2025, compared to $869.6 million earned in the first six months of 2024.

PACCAR Parts Distribution Center

“PACCAR Parts provides aftermarket parts and transportation solutions that deliver greater uptime and profitability for our customers,” said Bryan Sitko, PACCAR vice president and PACCAR Parts general manager. “PACCAR Parts’ excellent performance reflects investments in new parts distribution centers, transportation solutions such as Managed Dealer Inventory and Fleet Services, and a growing number of PACCAR trucks with PACCAR powertrains in operation.”

PACCAR Parts’ 20 global parts distribution centers, with over 3.9 million square feet, support more than 2,000 DAF, Kenworth and Peterbilt sales, parts and service locations, and more than 350 TRP stores. These independent, well-capitalized dealers provide outstanding service to customers, complementing the premium quality of DAF, Kenworth and Peterbilt vehicles.

Financial Services Companies Achieve Very Good Quarterly Results

PACCAR Financial Services (PFS) earned pre-tax income of $123.2 million in the second quarter this year compared to $111.2 million in the second quarter of 2024. PFS achieved second quarter 2025 revenues of $547.7 million compared to $509.8 million in the same period last year. For the first six months of 2025, PFS earned pre-tax income of $244.3 million compared to $225.1 million in the same period last year. “PFS achieved very good first half results due to its excellent portfolio and an improving used truck market,” said Craig Gryniewicz, PACCAR vice president. “PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF trucks, innovative technologies that provide seamless credit application and loan servicing processes, and its support of customers in all phases of the business cycle.” PFS will open a used truck center in Warsaw, Poland, this year, to increase the sale of used trucks in Central Europe.

PFS Used Truck Sales Facility in Warsaw, Poland

PFS has a portfolio of 233,000 trucks and trailers, with total assets of $23.31 billion. PacLease, a major full-service truck leasing company in North America, Europe and Australia with a fleet of 40,000 vehicles, is included in this segment.

“PACCAR’s excellent balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Terren Drake, PACCAR Financial Corp. president. PACCAR Financial Services has excellent access to the debt markets and issued $1.84 billion of medium-term notes during the first half of 2025, in support of growing market share.

Kenworth and Peterbilt Showcase Next Generation Electric Trucks at ACT Expo

The next generation of Kenworth and Peterbilt on-highway and vocational battery electric trucks were launched at ACT Expo in Anaheim, California, in the second quarter. The trucks can travel up to 250 miles on a single charge.

Kenworth T680E and Peterbilt 579EV trucks are designed for regional haul and seaport operations, and have a new exterior design that incorporates aerodynamic refinements. Kenworth T880E and Peterbilt 567EV vocational trucks offer wheelbase and vehicle configurations to fit a wide variety of customer applications.

Peterbilt 579EV Battery Electric Truck

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s excellent long-term profits, strong balance sheet, and consistent focus on quality, technology and productivity have enabled the company to invest $9.0 billion in new and expanded facilities, innovative products and new technologies during the past decade. PACCAR invested $226.8 million in capital projects and $112.9 million in research and development expenses in the second quarter of 2025. Brice Poplawski, senior vice president and chief financial officer, said, “Capital expenditures are projected to be in the range of $750-$800 million and research and development expenses are estimated to be in the range $450-$480 million in 2025. PACCAR is investing in exciting next generation clean diesel and alternative powertrains, integrated connected vehicle services, expanded manufacturing capabilities, and advanced driver assistance systems that create value for customers.”

PACCAR will hold a conference call with securities analysts to discuss second quarter earnings on July 22, 2025, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q2 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through July 29, 2025. PACCAR shares are listed on the NASDAQ Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS (Unaudited)

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025		2024
Truck, Parts and Other:
Net sales and revenues	$6,962.8	$8,262.3	$13,876.5		$16,497.3
Cost of sales and revenues	5,995.4	6,772.3	11,886.4		13,446.1
Research and development	112.9	117.1	228.3		222.6
Selling, general and administrative	139.2	142.7	282.5		290.3
Interest and other (income) expenses, net	(9.5)	(23.6)	316.3	(1)	(50.6)

Truck, Parts and Other Income Before Income Taxes	724.8	1,253.8	1,163.0		2,588.9

Financial Services:
Revenues	547.7	509.8	1,075.7		1,019.1
Interest and other	355.2	346.1	705.5		686.4
Selling, general and administrative	40.1	40.8	78.4		79.8
Provision for losses on receivables	29.2	11.7	47.5		27.8

Financial Services Income Before Income Taxes	123.2	111.2	244.3		225.1
Investment income	83.9	95.8	167.7		181.3

Total Income Before Income Taxes	931.9	1,460.8	1,575.0		2,995.3
Income taxes	208.1	338.2	346.1		677.4

Net Income	$723.8	$1,122.6	$1,228.9		$2,317.9

Net Income Per Share:
Basic	$1.38	$2.14	$2.34		$4.41
Diluted	$1.37	$2.13	$2.33		$4.40

Weighted Average Shares Outstanding:
Basic	525.9	525.3	525.9		525.1
Diluted	526.7	526.6	526.8		526.5

Dividends declared per share	$.33	$.30	$.66		$.57

(1) Includes a $350.0 million charge related to civil litigation in Europe (EC-related claims) in the first quarter 2025.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	June 30	December 31
	2025	2024
	(Unaudited)
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$8,279.7	$9,649.9
Trade and other receivables, net	2,210.3	1,933.8
Inventories, net	2,456.7	2,367.1
Property, plant and equipment, net	4,397.2	3,985.6
Other assets	3,438.0	3,071.0
Financial Services Assets	23,312.9	22,411.5

	$44,094.8	$43,418.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$7,485.0	$8,333.2
Financial Services Liabilities	17,667.2	17,578.8
STOCKHOLDERS' EQUITY	18,942.6	17,506.9

	$44,094.8	$43,418.9

Common Shares Outstanding	525.1	524.4

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS (Unaudited)

(in millions)

Six Months Ended June 30,	2025	2024
OPERATING ACTIVITIES:
Net income	$1,228.9	$2,317.9
Depreciation and amortization:
Property, plant and equipment	199.5	204.3
Other assets	212.9	262.6
Net change in trade receivables, inventory and payables	(178.2)	(293.8)
Net decrease (increase) in wholesale receivables on new trucks	304.6	(348.2)
All other operating activities, net	(24.0)	(233.8)

Net Cash Provided by Operating Activities	1,743.7	1,909.0

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(387.2)	(411.6)
Acquisitions of equipment for operating leases	(327.5)	(453.0)
Net increase in financial services receivables	(547.5)	(668.8)
Net increase in marketable debt securities	(52.6)	(337.3)
Proceeds from asset disposals and other	304.7	300.9

Net Cash Used in Investing Activities	(1,010.1)	(1,569.8)

FINANCING ACTIVITIES:
Payments of cash dividends	(1,920.3)	(1,973.8)
Purchases of treasury stock	(35.0)	(4.0)
Proceeds from stock compensation transactions	24.8	42.3
Net (decrease) increase in debt and other	(495.3)	356.2

Net Cash Used in Financing Activities	(2,425.8)	(1,579.3)
Effect of exchange rate changes on cash	181.3	(70.1)

Net Decrease in Cash and Cash Equivalents	(1,510.9)	(1,310.2)
Cash and cash equivalents at beginning of period	7,060.8	7,181.7

Cash and cash equivalents at end of period	$5,549.9	$5,871.5

PACCAR Inc

SEGMENT AND OTHER INFORMATION (Unaudited)

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025		2024
Sales and Revenues:
Truck	$5,243.1	$6,577.8	$10,468.9		$13,118.8
Parts	1,720.9	1,664.3	3,410.8		3,340.2
Financial Services	547.7	509.8	1,075.7		1,019.1
Intersegment Eliminations and Other	(1.2)	20.2	(3.2)		38.3

	$7,510.5	$8,772.1	$14,952.2		$17,516.4

Pretax Profit:
Truck	$308.8	$837.3	$673.7		$1,718.9
Parts	416.5	413.8	843.0		869.6
Financial Services	123.2	111.2	244.3		225.1
Investment Income and Other	83.4	98.5	(186.0)	(1)	181.7

	$931.9	$1,460.8	$1,575.0		$2,995.3

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024
United States and Canada	$4,748.5	$5,578.9	$9,375.8	$11,253.5
Europe	1,671.2	1,745.2	3,239.8	3,550.2
Other	1,090.8	1,448.0	2,336.6	2,712.7

	$7,510.5	$8,772.1	$14,952.2	$17,516.4

NEW TRUCK DELIVERIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024
United States and Canada	23,000	28,700	45,200	58,200
Europe	10,600	11,500	21,000	23,100
Other	5,700	8,200	13,200	15,200

	39,300	48,400	79,400	96,500

(1) Includes a $350.0 million charge related to civil litigation in Europe (EC-related claims) in the first quarter 2025.

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

On July 19, 2016, the European Commission (EC) concluded its investigation of all major European truck manufacturers and reached a settlement with the Company. Following the settlement, legal proceedings seeking damages were filed against all major European truck manufacturers. In the first quarter of 2023, the Company recorded a pre-tax charge of $600.0 ($446.4 after-tax) for the estimable total cost. Several courts have issued judgments; some have been favorable while others have been unfavorable and have been appealed. The Company has settled with the majority of claimants and continues to pursue appropriate resolutions. Due to higher settlement costs, the Company updated its estimate and recorded an additional pre-tax charge of $350.0 ($264.5 after-tax) for the total estimable remaining costs in Interest and other (income) expenses, net in the first quarter of 2025.

The Company utilizes these non-GAAP measures to allow investors and management to evaluate operating trends by excluding a significant charge that is not representative of company performance.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Six Months Ended
($ in millions, except per share amounts)	June 30, 2025
Net income	$1,228.9
EC-related claims, net of taxes	264.5
Adjusted net income (non-GAAP)	$1,493.4
Per diluted share:
Net income	$2.33
EC-related claims, net of taxes	.50
Adjusted net income (non-GAAP)	$2.83